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                                                                EXHIBIT d.(xxvi)

                              AMENDMENT NUMBER 3 TO
                          INVESTMENT SERVICES AGREEMENT

      Pursuant to the Investment Services Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) and Hartford Investment Management Company (formerly known as The Hartford Investment Management Company) dated March 3, 1997, (the "Agreement"), THE HARTFORD FLOATING RATE FUND is hereby included in the Agreement as Portfolios. All provisions in the Agreement shall apply to the management of The Hartford Floating Rate Fund.

      This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 29th day of April, 2005.

                                          HARTFORD INVESTMENT FINANCIAL
                                          SERVICES, LLC

                                          By: /s/ David M. Znamierowski
                                              ----------------------------------
                                                David M. Znamierowski
                                                Executive Vice President

                                          HARTFORD INVESTMENT MANAGEMENT COMPANY

                                          By: /s/ David M. Znamierowski
                                              ----------------------------------
                                                David M. Znamierowski
                                                President